UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2005

Datameg Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128060	13-3134389
(Commission File Number)	(IRS Employer Identification No.)

9 West Broadway, Suite 214, Boston MA	02127
(Address of Principal Executive Offices)	(Zip Code)

(413) 642 0160

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Item 5.02 Departure of Principal Officer

On December 12, 2005, William J. Mortimer, one of our directors and the General Manager of our wholly-owned subsidiary, QoVox Corporation, notified us that he would be resigning as General Manager of QoVox, effective on Friday, December 30, 2005. Mr. Mortimer, a Canadian citizen, along with Datameg officials and advisors were unable to obtain an H1-B Visa from the U.S. Citizenship and Immigration Services (USCIS) that would permit Mr. Mortimer to work full time in the U.S. Mr. Mortimer will continue to serve as a director of Datameg. A copy of Mr. Mortimer’s notice to us is attached to this Current Report on Form 8-K as Exhibit 10.1.

In connection with the foregoing, our Management Consultant Agreement with Mr. Mortimer dated July 18, 2005 will terminate in accordance with its terms effective December 30, 2005, except for surviving provisions such as confidentiality obligations.

A copy of our press release dated December 14, 2005 is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Notice from William J. Mortimer dated December 12, 2005.

Exhibit 99.1 – Press Release dated December 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Date: December 14, 2005	By:	/S/ MARK P. MCGRATH
Mark P. McGrath, Chairman and Chief Executive Officer